Exhibit 12


                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)

                                        Three Months Ended            FISCAL YEARS ENDED NOVEMBER 30,
                                      ---------------------- -------------------------------------------------
                                       FEBRUARY    FEBRUARY
                                       29, 1996    28, 1995     1995      1994      1993      1992      1991
                                      ----------- ---------- --------- --------- --------- --------- ---------
                                                               (Dollars in thousands)
EARNINGS:


Pre-tax income                     $     28,201     24,602   115,455   111,746    82,054    45,363    33,043

Adjustments to pre-tax income:
Fixed charges                      $     11,600     11,100    42,900    34,000    33,800    36,600    38,500
Interest capitalized               $     (5,400)    (6,200)  (23,400)  (22,100)  (17,100)  (15,000)  (14,200)
Adjustment for undistributed
  earnings and losses of
  unconsolidated 50% or less
  owned entities                   $     (4,000)     1,700     4,300    (8,700)     (700)     (300)        0
Previously capitalized interest
amortized                          $      4,100      3,400    17,800    15,400    13,100     9,500     9,300
                                       --------    -------  --------  --------  --------  --------  --------

"Earnings"                         $     34,501     34,602   157,055   130,346   111,154    76,163    66,643
                                        =======    =======   =======   =======   =======   =======  ========

FIXED CHARGES:
Interest, whether capitalized,
  and amortization of debt
  discounts or premiums

Interest incurred (all of Lennar
  and Lennar Financial Services
  interest)                        $     10,100      9,100    35,800    25,000    19,700    16,800    14,200

Limited-purpose interest (all
expensed)                          $      1,500      2,000     7,100     9,000    14,100    19,800    24,300
                                        -------    -------   -------   -------   -------   -------   -------

"Fixed charges"                    $     11,600     11,100    42,900    34,000    33,800    36,600    38,500
                                        =======    =======   =======   =======   =======   =======   =======

EARNINGS TO FIXED CHARGES
INCLUDING LIMITED-PURPOSE
FINANCE SUBSIDIARIES                        3.0        3.1       3.7       3.8       3.3       2.1       1.7

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)

                                       Three Months Ended             FISCAL YEARS ENDED NOVEMBER 30,
                                     ---------------------- --------------------------------------------------
                                      FEBRUARY    FEBRUARY
                                      29, 1996    28, 1995     1995      1994      1993      1992      1991
                                     ---------- ----------- --------- ---------- --------- --------- ---------
                                                              (Dollars in thousands)
EARNINGS:

Pre-tax income                    $    28,201      24,602   115,455    111,746    82,054    45,363    33,043

Adjustments to pre-tax income:
Fixed charges                     $    10,100       9,100    35,800     25,000    19,700    16,800    14,200
Interest capitalized              $    (5,400)     (6,200)  (23,400)   (22,100)  (17,100)  (15,000)  (14,200)
Adjustment for undistributed
  earnings and losses of
  unconsolidated 50% or less
  owned entities                  $    (4,000)      1,700     4,300     (8,700)     (700)     (300)        0
Previously capitalized interest
  amortized                       $     4,100       3,400    17,800     15,400    13,100     9,500     9,300
                                     --------     -------  --------   --------  --------  --------  --------

"Earnings"                        $    33,001      32,602   149,955    121,346    97,054    56,363    42,343
                                      =======     =======   =======    =======   =======   =======  ========

FIXED CHARGES:
Interest, whether capitalized,
  and amortization of debt
  discounts or premiums

Interest incurred (all of Lennar
  and Lennar Financial
  Services interest)              $    10,100       9,100    35,800     25,000    19,700    16,800    14,200
                                      -------     -------   -------    -------   -------   -------   -------

"Fixed charges"                   $    10,100       9,100    35,800     25,000    19,700    16,800    14,200
                                      =======     =======   =======    =======   =======   =======   =======

EARNINGS TO FIXED CHARGES
INCLUDING LIMITED-PURPOSE
FINANCE SUBSIDIARIES                      3.3         3.6       4.2        4.9       4.9       3.4       3.0